                                                                    EXHIBIT 19.1

                                 WIPRO LIMITED
                     BALANCE SHEET AS AT DECEMBER 31, 2000
                             (in rupees thousands)


                                                        -----------------------------------------------
                                                            As of December 31,       As of March 31,
                                                        -----------------------------------------------
                                              Schedule        2000            1999               2000
                                              --------  -----------------------------------------------
              SOURCES OF FUNDS

Shareholders' funds
Share Capital                                 1            464,784         708,313            708,313
Reserves and Surplus                          2         17,283,958       6,300,263          6,994,576
Share application monies pending allotment                  12,938
                                                        -----------------------------------------------
                                                        17,761,680       7,008,576          7,702,889
                                                        -----------------------------------------------
Loan Funds
Secured loans                                 3            329,996       1,577,489            492,319
Unsecured loans                               4             43,671          32,486             86,669

                                                        -----------------------------------------------
                                                           373,667       1,609,975            578,988
                                                        -----------------------------------------------
                   Total                                18,135,347       8,618,551          8,281,877
                                                        ===============================================

            APPLICATION OF FUNDS

Fixed Assets
Gross block                                   5          8,266,040       6,558,454          6,757,891
Less : Depreciation                                      3,483,177       2,831,670          2,928,679
                                                        -----------------------------------------------
       Net Block                                         4,782,863       3,726,784          3,829,212
Capital work-in-progress and advance for
Capital expenditure                                      1,003,708         692,401            708,824
                                                        -----------------------------------------------
                                                         5,786,571       4,419,185          4,538,036
                                                        -----------------------------------------------
Investments                                   6          5,978,805         641,946            446,298
Current assets, loans and advances
Inventories                                   7          1,294,878       1,687,265          1,340,159
Sundry Debtors                                8          5,305,213       4,170,878          4,469,381
Cash and bank balances                        9          2,358,578         317,483            747,290
Loans and advances                            10         2,339,149       1,183,366          1,226,562
                                                        -----------------------------------------------
                                                        11,297,818       7,358,992          7,783,392
                                                        -----------------------------------------------
Current liabilities and provisions
Liabilities                                   11         4,421,470       3,482,864          4,047,587
Provisions                                    12           506,377         318,708            438,262
                                                        -----------------------------------------------
                                                         4,927,847       3,801,572          4,485,849
                                                        -----------------------------------------------

                                                        -----------------------------------------------
      Net Current Assets                                 6,369,971       3,557,420          3,297,543
                                                        -----------------------------------------------

                                                        -----------------------------------------------
                   Total                                18,135,347       8,618,551          8,281,877
                                                        ===============================================
  Significant accounting policies and notes
  to accounts                                 19

As per our report attached                              For and on behalf of the Board of Directors
For N M Raiji & Co.,
Chartered Accountants                                   Azim Hasham Premji      (Chairman and Managing Director)

                                                        Hamir K Vissanji              (Director)
J M Gandhi
Partner
                                                        N Vaghul       (Director)


                                                        Suresh C Senapaty
                                                        (Corporate Executive Vice President - Finance)

                                                        Satish Menon
                                                        (Corporate Vice President- Legal & Company Secretary)
Bangalore, January 19, 2001                             Bangalore, January 19, 2001

                                 WIPRO LIMITED
                            PROFIT AND LOSS ACCOUNT
                             (in rupees thousands)

                                                        ---------------------------------------------
                                              Schedule  Nine Months ended December 31,  Year ended
                                                                                         March 31,
                                                        ---------------------------------------------
                                                                   2000           1999        2000
                                                        ---------------------------------------------
                   INCOME

Sales and Services                                            21,326,970    15,345,491  22,735,614
Other Income                                     13              427,950       218,844     257,307
                                                        ---------------------------------------------
                                                              21,754,920    15,564,335  22,992,921
                                                        =============================================

                 EXPENDITURE
Cost of goods sold                               14          12,838,301     10,356,747  15,203,909
Selling, general and administrative expenses     15           3,755,939      2,754,766   3,995,654
Interest on borrowings                           16              59,506        241,846     286,682
                                                        ---------------------------------------------
                                                             16,653,746     13,353,359  19,486,245

PROFIT BEFORE TAXATION AND NON RECURRING /
EXTRAORDINARY ITEMS                                           5,101,174      2,210,976   3,506,676
                                                        ---------------------------------------------
Provision for taxation                                          596,475        170,210     501,000
PROFIT AFTER TAX BEFORE NON-RECURRING /
EXTRAORDINARY ITEMS                                           4,504,699      2,040,766   3,005,676
                                                        =============================================
Non recurring / extraordinary items              18                   -        414,895     523,091

                                                        ---------------------------------------------
PROFIT FOR THE PERIOD                                         4,504,699      1,625,871   2,482,585

Appropriations
Interim Dividend on Preference Shares                            18,043                     25,625
Interim Dividend on Equity Shares                                                           68,747
Corporate tax on dividend                                         1,985                     10,392
Profit & Loss balance carried forward                         4,484,671      1,625,871
Transfer to general reserve                                                              2,377,819

Significant accounting policies and notes to     19
accounts


         As per our report attached                For and on behalf of the Board of Directors
         For N M Raiji & Co.,
         Chartered Accountants                     Azim Hasham Premji      (Chairman and Managing Director)


                                                   Hamir K Vissanji        (Director)

         J M Gandhi
         Partner                                   N Vaghul                (Director)


                                                   Suresh C Senapaty
                                                   (Corporate Executive Vice President - Finance)


                                                  Satish Menon
                                                  (Corporate Vice President- Legal & Company  Secretary)
Bangalore, January 19, 2001                       Bangalore, January 19, 2001



                                                           WIPRO LIMITED
                                            (in rupees thousands, except share numbers)

                                                              ------------------------------------------------
                                                                          As on                    As on
                                                                      December 31,                March 31,
                                                                    2000             1999           2000
                                                              ------------------------------------------------
SCHEDULE 1        SHARE CAPITAL
Authorised
375,000,000 Equity shares of Rs 2 each (2000 , 1999 :              750,000       470,000          470,000
235,000,000 equity shares of Rs 2 each)
2,500,000 (2000, 1999 : 2,500,000) 10.25% Redeemable               250,000       250,000          250,000
Cumulative Preference Shares of Rs 100 each
                                                              ------------  -------------   -------------
                                                                 1,000,000       720,000          720,000
                                                              ------------  -------------   -------------
Issued, subscribed and paid-up
232,391,814 equity shares of Rs 2 each ( 2000 , 1999  :            464,784       458,313          458,313
229,156,350)
Nil ( 2000, 1999: 2,500,000 ) 10.25 % Redeemable Cumulative
Preference Shares of Rs 100 each                                         -       250,000          250,000
                                                              ------------  -------------   -------------
                                                                   464,784       708,313          708,313
                                                              ------------  -------------   -------------

Notes :
1.  Of the above equity shares :
      i)  226,905,825 equity shares of Rs 2 ( 2000 : 226,905,825, 1999 :
          226,905,825 ), have been allotted as fully paid bonus shares by capitalisation of Share Premium of Rs 32,639 and General Reserves of Rs 421,173.

     ii)  1,325,525 equity shares of Rs 2 ( 2000 : 1,325,525, 1999 : 1,325,525 )
          have been allotted as fully paid-up, pursuant to a scheme of amalgamation, without payment being received in cash

     iii) 3,162,500 shares representing 3,162,500 American Depository Receipts issued pursuant to American Depository offering by the Company

2.   Preference shares were fully redeemed in December 2000.



SCHEDULE 2 RESERVES AND SURPLUS
                                         -------------------------------------------------------------------------
                                             As of April       Additions           Deductions              As of
                                                 1, 2000                                                December
                                                                                                        31, 2000
                                         -------------------------------------------------------------------------
Capital Reserves                                 114,047             750  (a)               -            114,797
                                                 166,047                                                 166,047
                                                 166,047               -               52,000  (b)       114,047
Capital Redemption Reserve                            38         250,000  (c)               -            250,038
                                                      38                                                      38
                                                      38               -                    -                 38
Share Premium                                                  6,148,971  (d)         273,429  (e)     5,875,542
Revaluation Reserve                            1,047,110               -               71,579  (f)       975,531
                                               1,110,455                               57,710          1,052,745
                                               1,110,455               -               63,345          1,047,110
Debenture Redemption Reserve                           -               -                    -                  -
                                                   6,666                                                   6,666
                                                   6,666               -                6,666  (g)             -
Investment Allowance Reserve                      14,500               -                    -             14,500
                                                  15,022                                                  15,022
                                                  15,022               -                  522  (g)        14,500
Profit & Loss account                                  -       4,484,669                    -          4,484,669
                                                       -       1,625,872                    -          1,625,872

General Reserve                                5,818,881                              250,000  (c)     5,568,881
                                               3,464,230                               30,357  (i)     3,433,873
                                               3,464,230       2,385,008  (h)          30,357          5,818,881
                                            ------------- --------------- ---- --------------- ---- -------------
                                               6,994,576      10,884,390              595,008         17,283,958
                                               4,762,458       1,625,872               88,067          6,300,263
                  TOTAL                        4,762,458       2,385,008              152,890          6,994,576
                                            ============= =============== ==== =============== ==== =============


Corresponding figures for the previous periods ended December 31, 1999 and March 31, 2000 are given below current periods figures

a) Capital subsidy received
b) Transfer to Profit and Loss account
c) Transfers from General Reserve
d) Rs. 6,069,878 pursuant to exercise of Stock Options granted under Wipro Employee Stock Option Plan Rs.79,093 on issue of 3,162,500 equity shares pursuant to American Depository Offering by the Company.
e) Expenses incurred in connection with American Depository Offering by the Company.

       Underwriting Commission                 273,429
       Printing                                 16,213
       Legal and Professional                   32,054
       Travel                                    3,064
       Others                                   50,684
   Less: Reimbursements                        102,015
                                               273,429

f) Transfer to Profit and Loss account Rs 30,853 ( 2000 : Rs 45,546, 1999 : Rs 42,583 ) and reduction on account of sale of revalued assets and other adjustments Rs 40,726 ( 2000 : Rs 17,799, 1999 : Rs 15,127)
g) Transfers to general reserve
h) Transfer from Profit and Loss account Rs Nil ( 2000 : Rs 2,377,820) Debenture Redemption Reserve Rs nil ( 2000 : Rs 6,666, 1999 : Rs Nil ) and Investment allowance reserve Rs Nil ( 2000 : Rs 522, 1999 : Rs Nil ).
i) Deficit arising on account amalgamation of Wipro Computers Limited with Wipro Limited, reduced from general reserve ( refer note 7).

                                           WIPRO LIMITED
                                           ( in rupees thousands )
                                           ------------------------------------------
      SCHEDULE 3 SECURED LOANS       Notes            As on                 Year ended
                                                   December 31,             March 31,
                                           ------------------------------------------
                                                2000             1999            2000
                                           ------------------------------------------
Debentures                             a           -            6,667

From banks
Line of credit from consortium of      b        28,523      1,018,033          96,091
banks

External Commercial Borrowings         c       194,698        368,491         269,453

From Financial Institutions
Asset Credit Scheme                    d        68,200         88,200          88,200
Term Loans                             e        36,900         94,249          36,900

Development Loan from Government of
Karnataka                              f         1,675          1,675           1,675
Others                                               -            174               -
                                           ------------------------------------------
                                               329,996      1,577,489         492,319
                                           ==========================================

Notes :

          a. Rs 20,000 18.5% non-convertible debentures redeemable in three equal annual installments which commenced on March 23, 1998 and 5% premium paid on March 23, 2000. The above debentures are secured / to be secured by a second charge on the movable and immovable assets of the company except book debts.
          b. Secured by hypothecation of stock-in trade, book debts, stores and spares, and secured/to be secured by a second mortgage over certain immovable properties.
          c. Foreign currency loan secured by hypothecation of movable fixed assets in certain software development centres at Bangalore and specific plant and machinery of Fluid power unit.
          d.   Secured by hypothecation of specific machinery / assets.
          e.
               i. Rs Nil (2000 : Rs Nil, 1999 : Rs 14,849 ) secured by first mortgage on immovable properties and hypothecation of movable assets except book debts of the lighting unit.
               ii. Rs Nil (2000: Rs Nil, 1999 : Rs Nil ) secured by first mortgage on immovable properties and hypothecation of movable fixed assets of the plant at Hindupur.
               iii. Rs Nil(2000 : Rs Nil, 1999 : Rs 12,500 ) secured by hypothecation of movable fixed assets in certain software development centres in Bangalore and Hyderabad.
               iv.   Rs 16,600 (2000 : Rs 16,600, 1999 : Rs 31,600 ) Secured /
                     to be secured by a pari passu second mortgage on all immovable properties.
               v.    Rs 20,300 ( 2000: Rs 20,300 , 199: Rs 35,300 ) secured by a first charge on certain movable properties at Bangalore.
               vi. Rs Nil (2000 : Rs Nil, 1999 : Nil ) Secured by a pari passu charge on immovable and movable properties at the lighting unit and a first charge on immovable properties both present and future of certain software development centres.
          f. Secured by a pari passu second mortgage over immovable properties at Mysore and hypothecation of movable properties other than inventories , book debts and specific equipments referred to in Note b above.


                                       -------------------------------------
      SCHEDULE 4 UNSECURED LOANS                As on             Year ended
                                             December 31,         March 31,
                                       -------------------------------------
                                          2000           1999           2000
                                       -------------------------------------
Fixed Deposits                               886          891            886
Short Term Loans and advances
From Banks
Others                                                                49,692
Other loans and advances
Interest free loan from government        41,535       30,345         34,841
Loans from state financial institutions    1,250        1,250          1,250
                                       ---------     --------     ----------
                                          43,671       32,486         86,669
                                       =========     ========     ==========

                                                     ( in rupees thousands)
  SCHEDULE 5 FIXED ASSETS
  ----------------------------------------------------------------------------------------------------------------------
  Particulars                               GROSS BLOCK                               DEPRECIATION BLOCK
                          ----------------------------------------------------------------------------------------------
                              As on   Additions Deductions / As on Dec        As on Depreciation Deductions /  As on Dec
                           April 1,             adjustments    31, 000     April 1,     for the  adjustments   31, 2000
                               2000                                            2000      period
                          ---------------------------------------------------------------------------------------------
Land                        377,335     152,312       7,800     521,847         352          38          --         390
Buildings                 1,300,495     340,602      90,843   1,550,254     131,832      18,508       6,096     144,244
Railway siding                4,000        --          --         4,000       3,599          --          --       3,599
Plant and Machinery       4,197,214   1,016,935     155,384   5,058,765   2,402,625     552,897     115,140   2,840,382
Furniture fixture and       651,714     220,315      30,342     841,687     274,865      92,444      10,561     356,748
equipment
Vehicles                    217,729      83,571      14,889     286,411     110,738      34,994       9,987     135,745
Technical Know-how            9,382        --         6,306       3,076       4,647         350       2,928       2,069
Patents and trade marks          21        --            21           0          21          --          21          --
                          ---------------------------------------------------------------------------------------------
Total                     6,757,891   1,813,735     305,583   8,266,040   2,928,679     699,231     144,733   3,483,177
                          ---------------------------------------------------------------------------------------------
March 31,2000             5,615,301   1,330,736     188,147   6,757,890   2,330,326     744,089     145,736   2,928,679


                          ----------------------
                                 NET BLOCK
                          ----------------------
                          As on Dec  As on March
                           31, 2000     31, 2000
                          ----------------------
Land                        521,457     376,984
Buildings                 1,406,010   1,168,663
Railway siding                  401         401
Plant and Machinery       2,218,383   1,794,589
Furniture fixture and       484,939     376,849
equipment
Vehicles                    150,666     106,991
Technical Know-how            1,007       4,735
Patents and trade marks        --          --
                          ---------------------
Total                     4,782,863   3,829,212
                          ---------------------
March 31,2000             3,829,212   3,284,975

a. The fixed assets of the Company were revalued as at March 31, 1997, at depreciated replacement values based on valuation by an independent firm of chartered surveyors and valuers. The depreciated replacement values were arrived on the basis of market values, present condition and balance expected useful life of the asset. Where relevant, Indices published by the Reserve Bank of India and confederation of Indian industry were used in the valuation. The following amounts were added to the fixed assets on revaluation.

-------------------------------------------------------------------------------------------------
                                           Gross Block  Depreciation     Net Block    Revalued
                                                        Block                         Net Block
-------------------------------------------------------------------------------------------------
Land                                           123,532                -      123,532      166,097
Buildings ( including tenancy rights )         685,341           37,541      647,800      791,034
Railway siding                                   3,988            2,988        1,000        1,000
Plant and Machinery                            771,697          245,576      526,121    1,644,994
Furniture fixture and equipment                                                           128,543
Vehicles                                                                                   84,405
Technical Know-how                             (7,302)          (7,360)           58        2,808
Patents and trade marks                                                                         1
                                           -------------------------------------------------------
Total                                        1,577,256          278,745    1,298,511    2,818,882
                                           ------------------------------------------------------

b. Additions to gross block and deductions / adjustments of depreciation block include Rs Nil ( 2000, 1999 : Rs 28,270 and Rs 10,643 ) respectively of assets of Wipro Computers Limited taken over on amalgamation. ( refer note 7 )
c.   Land includes leasehold land Rs 11,817 ( 2000 : Rs 11,817, 1999 : Rs
     11,817)
d.   Buildings :
     i)    includes shares worth Rs 2 ( 2000 : Rs 2, 1999: Rs 2 )
     ii)   includes leasehold land property Rs 4,241 ( 2000 : Rs 4,241, 1999 :
           Rs 4,241 )
     iii)  is net of depreciation during construction period.
e. Gross block includes assets acquired on hire purchase Rs 13,195 ( 2000 : Rs 13,195, 1999 : Rs 13,195 )
f. Additions include Rs Nil( 2000 : Rs 10,774 , 1999 : Rs 8,984 ) of difference in exchange / forward contract premium on foreign currency borrowings utilised for acquisition of fixed assets.
g. Depreciation charged to profit and loss account is net of Rs 30,853 ( 2000 : Rs 45,546, 1999 : Rs 42,583 ) transferred from revaluation reserve.
h. In gross block, deduction / adjustment on sale / discard of revalued asset includes deduction of Rs 59,327 ( 2000 : Rs 23,721, 1999 : Rs 15,698 )
     added on revaluation,.
i. In depreciation block deduction / adjustment on sale / discard of revalued asset includes Rs 18,601 ( 2000 : Rs 5,922, 1999 : Rs 571 ) added on revaluation.
j. In fiscal 2000, Consumer Care division of the company acquired glass manufacturing unit at Mysore. The Company has already taken possession of the fixed assets, however the ownership ( gross value Rs 52,500 ) and factory and other licences are yet to be transferred in the name of the company.

                                                                                   WIPRO LIMITED
                                                              ( in rupees thousands except share numbers and face value )
      SCHEDULE 6 INVESTMENTS
       All shares are fully paid up
   -----------------------------------------------------------------------------------------------------------------------------
                                                                      Number  Face value          As on              Year ended
                                                                                              December 31,            March 31,
   -----------------------------------------------------------------------------------------------------------------------------
   Investments - Long Term ( at cost )                                                           2000          1999        2000
                                                                                           -------------------------------------
   Investments in subsidiary companies
   Un quoted
     Equity Shares
     Wipro Prosper Ltd                                                   200  Rs 10                 2             2           2
     Wipro Trademark Holdings Ltd                                        200  Rs 10                 2             2           2
     Wipro Inc, USA                                                      992  US $ 2500       129,270       105,940     105,940
     Wipro Japan KK, Japan                                               650  JPY 50,000        9,738         9,738       9,738
     Wipro Net Ltd ( note a ) (10,076,542 shares acquired         20,600,927  Rs 10         1,192,460       105,244     105,244
     during the year)
     Net Kracker Ltd ( 1,896,613 shares acquired during the        1,896,713  Rs. 10           18,967
     year)
     Wipro Welfare Ltd                                                66,171  Rs 10               662           662         662
                                                                                           -------------------------------------
                                                                                            1,351,101       221,588     221,588
                                                                                           -------------------------------------
     Preference Shares
     9 % cumulative redeemable preference shares held in               1,800  Rs 10                18            18          18
     Wipro Trademark Holdings Ltd
     Convertible preference shares in Net Kracker Ltd.               540,000  Rs. 100          54,000
                                                                                           -------------------------------------
                                                                                               54,018            18          18
                                                                                           -------------------------------------
   Investments in equity shares of other companies
     Quoted
     Trade Investments
     Dynamatic Technologies ltd                                          100  Rs 10                 1             1           1
     Other Investments
     HDFC Bank Ltd                                                       100  Rs 10                 1             1           1
     Kashyap Radiant Systems Ltd ( note b )                          500,000  Rs 10             5,000         5,000       5,000
                                                                                           -------------------------------------
                                                                                                5,002         5,002       5,002
                                                                                           -------------------------------------
     - Unquoted
     Wipro GE Medical Systems Ltd ( note a )                       4,900,000  Rs 10            49,000        49,000      49,000
     Wipro e-Peripherals Limited
     ( 5,460,000 equity shares acquired during the year)           5,460,000  Rs 10            54,600
     Wipro Finance Limited                                        48,304,901  Rs 10            Note c        Note c      Note c
                                                                                           -------------------------------------
                                                                                              103,600        49,000      49,000
                                                                                           -------------------------------------
   Investments in preference shares / debentures of other
   Companies
     Unquoted
     Investments in preference shares of Wipro Finance
     Ltd(note c)
     11 % cumulative convertible preference shares
     Convertible preference shares in Wipro Finance Ltd            2,500,000  Rs 100           Note c                    Note c
     Convertible preference shares in Wipro Finance Ltd            2,000,000  Rs 100         _                           Note c
     Redeemable preference shares in Wipro Finance Ltd             3,000,000  Rs 100           Note c                    Note c
     12.5% unsecured debentures of Wipro e-Peripherals             1,000,000  Rs. 100          40,000
                                                                                           -------------------------------------
                                                                                               40,000             -           -
                                                                                           -------------------------------------
     Other Investments ( unquoted )
     Redeemable floating rate bonds of State Bank of India             2,500  Rs 1,000          2,500         2,500       2,500
     Kisan Vikas Patra ( maturity value Rs 66,003)                                             47,952
     Bonds of GE Capital Services India Ltd ( refer note 11)                                  211,569       363,838     276,386
     ( maturity value Rs 240,500)

   Investments Short Term ( at amortised cost)
   Certificate of deposits
   Bank Austria Aktien                                                                        186,633
   Bank Nova Scotia                                                                            46,657
   Bank Scotland, New York                                                                    233,352
   Bayerische Hypo Und Vereins Bank                                                           466,705
   Canadian Imperial Bank                                                                     233,290
   Credit Agricole Indosuez, New York                                                         466,546
   Credit Suisse First Boston, New York                                                       466,701
   Deutsche Bank AG, New York                                                                 139,989
   Dresdner Bank AG, New York                                                                 466,700
   First Un Natl Bank                                                                         233,769
   Lloyds Bank Plc, New York                                                                  233,354
   Svenska Handelsbanken                                                                      537,523
   Harris Trust and Savings Bank                                                              560,040
                                                                                           -------------------------------------
                                                                                            4,271,259             -           -
                                                                                           -------------------------------------

                                                                                           -------------------------------------
                                                                                            4,533,280       366,338     278,886
                                                                                           -------------------------------------
                              TOTAL                                                         6,087,001       641,946     554,494
                                                                                           =====================================
   Less : Provision for diminution in value of investments                                    108,196             -     108,196
                                                                                           -------------------------------------
                              TOTAL                                                         5,978,805       641,946     446,298
                                                                                           =====================================
   Aggregate book value of quoted investments                                                    5002         5,002       5,002
   Aggregate book value of unquoted investments (net of                                     5,973,803       636,944     441,296
   provision )
   Aggregate market value of quoted investments                                                 7,525         7,531       7,531
   -----------------------------------------------------------------------------------------------------------------------------

     Notes :
     a) Equity investments in Joint Venture companies carry certain restrictions on transfer of shares that are normally provided for in joint venture agreement.
     b) Shares carry restriction on its sale upto 18 months from the date of purchase. During this period selling party has a put option to buy the shares from the company at a predetermined price ranging from Rs 15 to Rs 20 per share. The lowest put option price is considered as market value.
     c) Provision for diminution in value of investments in Wipro Finance Limited, erstwhile subsidiary of the Company is outlined below.

     ---------------------------------------------------------------------------------------------------------------------------
                                                                                           As on December 31,        Year ended
                                                                                                                      March 31,
                                                                                           -------------------------------------
                                                                                                 2000          1999        2000
                                                                                           -------------------------------------
          Equity shares                                                                       559,805       559,805     559,805
          Convertible preference shares                                                       321,600       321,600     321,600
          Convertible preference shares                                                                     200,000     200,000
          Redeemable preference shares                                                        300,000       300,000     300,000
                                                                                           -------------------------------------
                                                                                            1,181,405     1,381,405   1,381,405
                                                                                           -------------------------------------
     Less : Provision for diminution in value of investments                                1,181,405     1,381,405   1,381,405
     ---------------------------------------------------------------------------------------------------------------------------

                                 WIPRO LIMITED
                             (in rupees thousands)
SCHEDULE 7 INVENTORIES

                                                                       ---------------------------------------------
                                                                         As on December 31,     As on March 31,
                                                                           2000          1999                2000
                                                                       ---------------------------------------------
Stores and Spares                                                           44,275        45,772              42,914
Raw materials                                                              490,971       720,577             497,545
Stock-in-process                                                           108,029       133,311              92,970
Finished goods                                                             526,603       610,605             581,730
Stock-in-trade land *                                                      125,000       177,000             125,000
                                                                       ---------------------------------------------
                                TOTAL                                    1,294,878     1,687,265           1,340,159
                                                                       =============================================

Basis of stock valuation :

 Raw materials, stock-in-process and stores and spares at or below cost. Finished products at cost or net realisable value, whichever is lower.

* Valued at fair market value on the date of conversion from capital asset to stock in trade or current market value whichever is lower.

  SCHEDULE 8 SUNDRY DEBTORS
    ( Unsecured )

                                                    ----------------------------------------------
                                                     As on December 31,        As on March 31,
                                                         2000          1999                2000
                                                    ----------------------------------------------
    Over Six Months
    Considered good                                      251,156       395,879             258,667
    Considered doubtful                                  391,427       385,244             196,603
                                                    -----------------------------------------------
                                                         642,583       781,123             455,270
                                                    -----------------------------------------------

    Less : Provision for doubtful debts                  391,427       385,244             196,603

                                                    -----------------------------------------------
                                                         251,156       395,879             258,667
                                                    -----------------------------------------------

    Others, considered good                            5,054,057     3,774,999           4,210,714

                                                    ----------------------------------------------
                                 TOTAL                 5,305,213     4,170,878           4,469,381
                                                    ==============================================

    SCHEDULE 9 CASH AND BANK BALANCES

                                                                       ---------------------------------------------
                                                                         As on December 31,         As on March 31,
                                                                             2000        1999                2000
                                                                       ---------------------------------------------
   Cash and cheques on hand                                                  332,949      76,257             304,316
   Balances with scheduled banks
   On Current account                                                        171,002      88,962             265,012
   In Deposit account                                                             91       2,254               2,254

   Balances with other banks in current account
   Global Trust Bank                                                          13,085           -                   -
   Inkom Bank, Russia                                                             60          60                  60
   Midland Bank, U K                                                          58,837      44,186              35,872
   Wells Fargo, U S A                                                        259,100      94,416             139,763
   Nations Bank                                                                    -          13                  13
   Bank of Montreal                                                                -      11,335                   -
   Bank of America                                                               379                               -
   First Chicago                                                             442,198
   Citibank,                                                                 646,566
   FCC National Bank                                                         434,311

                                                                        --------------------------------------------
                                                                           2,358,578     317,483             747,290
                                                                        ============================================
   Maximum balances during the year                                                                           51,375
   Washington Mutual bank, U S A                                                                                  60
   Inkom Bank, Russia                                                                                            Nil
   Bank of America, U S A                                                                                    100,263
   Midland Bank, U K                                                                                         762,866
   Wells Fargo, U S A                                                                                             13
   Nations Bank                                                                                               27,162
   Bank of Montreal                                                                                              Nil
   Great Western Bank

                                 WIPRO LIMITED
                             (in rupees thousands)
SCHEDULE 10 LOANS AND ADVANCES
(Unsecured, considered good unless otherwise stated)

                                                                              ---------------------------------------------
                                                                                As on December 31,         As on March 31,
                                                                                 2000             1999              2000
                                                                              ---------------------------------------------
  Advances and loans to subsidiaries                                              50,736           78,534             1,375
  Bills Receivable                                                                 7,629
  Advances recoverable in cash or in kind or for value to be received
    Considered good                                                              928,083          594,613           664,237
    Considered doubtful                                                           51,017           35,854            55,616
                                                                              ---------------------------------------------
                                                                                 979,100          630,467           719,853
                                                                              ---------------------------------------------

    Less : Provision for doubtful advances                                        51,017           35,854            55,616
                                                                              ---------------------------------------------
                                                                                 928,083          594,613           664,237
                                                                              ---------------------------------------------
    ICD placed                                                                   591,800                            100,000
    Interest receivable                                                          109,742                             15,735
    Advance income-tax ( net of provision )                                      148,550          107,128                 -
    Balances with excise and customs                                              25,106           35,773            73,390
    Deposits                                                                     477,503          367,318           371,825

                                                                              ---------------------------------------------
                                        TOTAL                                  2,339,149        1,183,366         1,226,562
                                                                              =============================================

Notes :
a) Deposits include Rs 25,000 ( 2000 : Rs 25,000, 1999 : Rs 25,000 ) security deposits for premises with a firm in which a director is Interested

SCHEDULE 11 LIABILTIES

                                                                                     --------------------------------------
                                                                                        As on December 31,          As on
                                                                                                                  March 31,
                                                                                        2000            1999        2000
                                                                                     --------------------------------------
  Acceptances                                                                                           51,354       12,601
  Sundry Creditors                                                                    1,271,827      1,524,243    1,359,768
  Unclaimed dividends                                                                       255            634          406
  Advances from customers                                                               678,452        641,398      850,958
  Other liabilities                                                                   1,956,487      1,239,571    1,430,661
  Balance due to Subsidiary Companies                                                   126,466         21,500        3,787
  Interest accrued but not due on loans                                                       -          4,164        1,423
  Other deposits                                                                        387,983              -      387,983

                                                                                     --------------------------------------
                                                                                      4,421,470      3,482,864    4,047,587
                                                                                     ======================================

SCHEDULE 12 PROVISIONS

                                                                                     ---------------------------------------
                                                                                         As on December 31,          As on
                                                                                                                   March 31,
                                                                                         2000           1999         2000
                                                                                     ---------------------------------------
  Employee retirement benefits                                                          485,371        288,264      265,915
  Others                                                                                 21,006         29,208       10,045
  Interim dividend payable                                                                                           68,492
  Proposed dividend                                                                                      1,236        1,378
  Provision for taxation on proposed dividend                                                                         7,686
  Provision for taxation ( less payments )                                                                           84,746

                                                                                     --------------------------------------
                                                                                        506,377        318,708      438,262
                                                                                     ======================================

SCHEDULE  13 OTHER INCOME

                                                                                     --------------------------------------
                                                                                         As on December 31,         As on
                                                                                                                  March 31,
                                                                                         2000          1999         2000
                                                                                     --------------------------------------
  Dividend                                                                                7,353         14,700       14,720
  Interest on bonds / deposits / loans (gross) (a)                                      193,530         70,215       72,225
  Rental Income                                                                          12,666         15,320       18,770
  Profit on Sale of Investments                                                               -            681          681
  Profit on disposal of fixed assets                                                     41,034         12,597       16,737

  Difference in exchange                                                                110,688         52,497       37,252
  Miscellaneous Income                                                                   62,679         52,834       96,923

                                                                                     --------------------------------------
                                                                                        427,950        218,844      257,308
                                                                                     ======================================

Notes :
a) Tax deducted at source  Rs 21,649 ( 2000 : Rs 14,300, 1999 : Rs 14,300 )

                                 WIPRO LIMITED
                            ( in rupees thousands )

    SCHEDULE 14 COST OF GOODS SOLD

                                                                            --------------------------------------------
                                                                 Schedule       Nine months ended     As on March 31,
                                                                                  December 31,
                                                                            --------------------------------------------
                                                                                2000         1999            2000
                                                                            --------------------------------------------
    Raw materials, Finished and Process Stocks                       17         5,710,352   5,505,869          8,625,323
    Stores & Spares                                                               155,783     180,569            249,729
    Power and Fuel                                                                214,883     165,773            215,277
    Salaries, wages and bonus                                                   2,008,082   1,102,866          1,545,460
    Contribution to provident and other funds                                      72,486      47,705             67,280
    Gratuity and pension                                                           73,756      50,084             50,512
     Workmen and Staff welfare                                                     87,724      86,807            115,743
    Insurance                                                                       6,015       6,012              8,472
    Repairs to factory buildings                                                   22,244       5,196              5,516
    Repairs to Plant & Machinery                                                   36,728      26,613             37,156
    Rent                                                                          147,894     128,620            143,431
    Rates & Taxes                                                                   9,945      13,609             18,672
    Packing                                                                        23,910      30,606             49,769
    Travelling and allowance                                                    3,647,879   2,458,702          3,479,123
    Depreciation                                                                  494,651     360,691            547,263
    Miscellaneous                                                                 239,927     233,056            175,790
    Less : Capitalised ( refer note 14 )                                        (113,958)    (46,031)          (130,606)

                                                                            --------------------------------------------
                                     TOTAL                                     12,838,301  10,356,747         15,203,909
                                                                            ============================================


    SCHEDULE 15 SELLING GENERAL AND ADMINISTRATIVE EXPENSES


                                                                            -------------------------------------------
                                                                                Nine months ended      As on March 31,
                                                                                  December 31,
                                                                                2000         1999           2000
                                                                            -------------------------------------------
    Salaries, wages and bonus                                                     634,524     468,824           656,656
    Contribution to provident and other funds                                      29,651      17,568            24,719
    Gratuity and pension                                                           20,561      15,552            26,345
    Workmen and Staff welfare                                                     116,792      57,443            80,669
    Insurance                                                                      14,898       8,182            10,910
    Repairs to buildings                                                            3,584       2,589             4,507
    Rent                                                                           57,982      45,696            94,262
    Rates and taxes                                                                65,427      25,676            31,162
    Carriage and freight                                                          165,021     123,614           203,664
    Commission on sales                                                           450,657     387,252           597,119
    Auditors' remuneration and expenses
         Audit fees                                                                 2,250       2,400             3,300
         For certification including tax audit                                        169         537              1004
        Reimbursement of expenses                                                     419         235               382
    Advertisement and sales promotion                                             381,913     255,911           339,332
    Loss on sale of fixed assets                                                      916         440             8,673
    Directors' fees                                                                    98         159               193
    Depreciation                                                                  173,727     101,466           151,280
    Travelling and allowances                                                     744,598     454,991           604,897
    Communication                                                                 203,494     144,301           206,906
    Provision/write off of bad debts                                              194,361     159,248           267,360
    Miscellaneous                                                                 494,897     482,682           682,314

                                                                           --------------------------------------------
                                          TOTAL                                 3,755,939   2,754,766         3,995,654
                                                                           ============================================

                            ( in rupees thousands )

       SCHEDULE 16  INTEREST

                               ----------------------------------------------
                                        As on December 31,    As on March 31,
                               -------------------- -------------------------
                                              2000       1999            2000
                               -------------------- -------------------------
      On debentures                              -      1,222           1,502
      On other fixed loans                   9,501     62,265          70,676
      Others                                50,005    178,359         214,504
                               -------------------- -------------------------
                 Total                      59,506    241,846         286,682
                               -------------------- -------------------------


  SCHEDULE 17 RAW MATERIALS, FINISHED AND PROCESS STOCKS

                                                                     -----------------------------------------
                                                                       As on December 31,     As on March 31,
                                                                     -----------------------------------------
                                                                            2000        1999              2000
                                                                     -----------------------------------------
      Consumption of raw materials and bought out components
      ------------------------------------------------------
       Opening stocks                                                    497,545     491,956           491,956
       Add : Stock taken over on merger ( refer note 7 )                       -     111,428           111,428
       Add : Purchases                                                 2,613,528   2,934,304         4,443,791

       Less : Closing stocks                                             490,971     720,577           497,545
                                                                     -----------------------------------------
                                                                       2,620,102   2,817,111         4,549,630
                                                                     -----------------------------------------

                                                                     -----------------------------------------
       Purchase of finished products for sale                          3,050,182   2,760,426         4,078,145
                                                                     -----------------------------------------

       (Increase)/decrease in finished and process stocks
       --------------------------------------------------
       Opening stock : In process                                         92,970     100,376           100,376
                             : Finished products                         581,730     531,430           531,430


       Stock taken over : In Process  ( refer note 7 )                         -       1,242             1,242
                             : Finished products                               -      39,200            39,200

       Less : Closing stocks : In process                                108,029     133,311            92,970
                                       : Finished products               526,603     610,605           581,730
                                                                     -----------------------------------------
                                                                          40,068     (71,668)           (2,452)
                                                                     -----------------------------------------

       (Increase)/Decrease in stock-in-trade : land
       --------------------------------------------
       Opening Stock                                                     125,000     177,000           177,000
       Less : Closing stock                                              125,000     177,000           125,000
       Less : Drawn from Capital reserve                                                                52,000

                                                                     -----------------------------------------
                                             TOTAL                     5,710,352   5,505,869         8,625,323
                                                                     =========================================


       SCHEDULE 18 NON - RECURRING / EXTRAORDINARY ITEMS

                                                                        As on December 31,     As on March 31,
                                                                            2000        1999              2000
      Provision for diminution in value of investments                         -     700,505           808,701
      Loss on Sale of shares                                                   -     809,838           809,838
      Gain on sale of investments in Wipro Net Limited                         -  (1,095,448)       (1,095,448)

                                                                     -----------------------------------------
                                             TOTAL                             -     414,895           523,091
                                                                     =========================================

WIPRO LIMITED

Schedule - 19


SIGNIFICANT ACCOUNTING POLICIES
Accounting convention

Accounts are maintained on an accrual basis under the historical cost convention.

Revenue recognition
 .    Sales include applicable sales tax unless separately charged, export incentives and are net of discounts and cost provisions for services as per sales contract terms.
 .    Sales are recognized on despatch, except in the following cases :
     - Consignment sales are recognized on receipt of statement of account from the agent
     - Sales, which are subject to detailed acceptance tests, revenue is reckoned based on milestones for billing, as provided in the contracts
     - Software revenue is recognized on the basis of chargeable time or achievement of prescribed milestones for billing as provided in the contracts
 .    Export incentives are accounted on accrual basis and include estimated realizable values/benefits from special import licenses and Advance licenses.
 .    Agency commission is accrued on shipment of consignment by principal.
 .    Maintenance revenue is considered on acceptance of the contract and is accrued over the period of the contract.
 .    Other income is recognized on accrual basis.

Research and Development
Revenue expenditure on research and development is charged to Profit and Loss account and capital expenditure is shown as addition to fixed assets.

Provision for retirement benefits
For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employee's is determined as per actuarial valuation at the year end. Defined contributions for provident fund and pension are charged to the Profit and Loss account based on contributions made in terms of applicable schemes, after netting off the amounts rendered surplus on account of employees separated from the Company.

Fixed Assets
Fixed assets were revalued as at March 31, 1997. Such assets are stated at revalued amounts less depreciation. Assets acquired after March 31, 1997 are stated at cost less depreciation.

Interest on borrowed money allocated to and utilized for fixed assets, pertaining to the period upto the date of capitalization and other revenue expenditure incurred on new projects is capitalized. Assets acquired on hire purchase are capitalized at the gross value and interest thereon is charged to Profit and Loss account. Renewals and replacement are either capitalized or charged to revenue as appropriate, depending upon their nature and long term utility.

In respect of leased assets, lease rentals payable during the year is charged to Profit and Loss account.

Depreciation is provided on straight line method at rates specified in Schedule XIV to the Companies Act, 1956, except on computers, furniture and fixture, office equipment, electrical installations (other than those at factories) and vehicles for which commercial rates are applied. Technical know-how is amortized over six years.

Foreign currency transactions
Foreign currency transactions are recorded at the spot rate at the beginning of each month. Year end balances of foreign currency assets and liabilities are restated at the closing rate/forward contract rate, as applicable; resultant differences on liabilities relating to acquisition of fixed assets are capitalized and on other assets and liabilities are adjusted to revenue account.

Forward premiums in respect of forward exchange contracts are recognized over the life of the contract, except that premiums relating to foreign currency loans for the acquisition of fixed assets are capitalized.

Inventories

Finished goods are valued at cost or net realizable value, whichever is lower. Other inventories are valued at cost less provision for obsolescence. Indigenously developed software products are valued at cost, which reflects their remaining economic life. Small value tools and consumables are charged to consumption on purchase. Stock-in-trade : Land is valued at the value on the date of conversion from capital assets to stock-in-trade or current market value, whichever is lower. Cost is computed on weighted average basis.

Investments
Investments are stated at cost. Diminution in value is provided for where the management is of the opinion that the diminution is of permanent nature.

Notes to accounts
(All figures are reported in rupees thousands, except data relating to equity share or unless stated otherwise)

1. i) The Company has provided depreciation at the rates specified in Schedule XIV to the Companies Act, 1956, except in cases of the following assets which are depreciated at commercial rates which are higher than the rates specified in Schedule XIV.

     -------------------------------------------------------------------------
      Class of Asset                          Depreciation  rate  Per Schedule
                                              applied             XIV
     -------------------------------------------------------------------------
                                              %
     -------------------------------------------------------------------------
      Data Processing equipment & Software    50.00               16.21
     -------------------------------------------------------------------------
      Furniture and fixtures                  19.00               6.33
     -------------------------------------------------------------------------
      Electrical Installations                19.00               4.75
     -------------------------------------------------------------------------
      Office equipment                        19.00               4.75
     -------------------------------------------------------------------------
      Vehicles                                24.00               9.50
     -------------------------------------------------------------------------

     ii) Depreciation at 100% have been provided on assets costing less than Rs. 5

     2. In fiscal 1995, the Company had converted a fixed asset (consisting of land) into stock-in-trade at the then fair market value. The surplus (market price less original cost) arising on such conversion was credited to Capital Reserve. In fiscal 2000, there was a further reduction of Rs. 52,000 in the value of said land compared to carrying value at the beginning of the previous year. This reduction in value was recognized in the Profit and Loss account and an equivalent amount was drawn from the Capital Reserve created on the conversion, to offset the impact of such reduction on the Profit and Loss account.

3. Estimated amount of contracts remaining to be executed on Capital account and not provided for is Rs. 404,211 (2000 : Rs 160,034)

4.   Contingent liabilities in respect of :

     i) Claims against the Company not acknowledged as debts Rs. 5,155 (2000 : Rs. 8,892)

     ii) Disputed demands for excise, customs, income tax, sales tax and other matters Rs. 127,120 (2000 : Rs. 189,860)

5. The company has made provision for excise/customs duty on goods manufactured/imported but not cleared. Such provision was not made in the period ended December 31, 1999. However, there is no impact on profit for the period on account of this change.

6. Depreciation for the period has been provided on revalued amount. However, depreciation provided on the increase in the value on account of revaluation has been drawn from revaluation reserve created on such revaluation. Depreciation charged to Profit and Loss account is net of Rs 30,853 (2000 :Rs 45,546, 1999 :Rs 42,583) drawn from revaluation reserve.

7. Corresponding figures for the Nine month period ended Dec 31, 1999 have been restated to include financials of Wipro Computers Limited which was amalgamated with Wipro effective April 1, 1999.

8. During the year the Company sold the business of Manufacturing and Trading of Computer Peripherals to Wipro e-Peripherals with effect from the closing hours of 31st August 2000. Accordingly figures for the nine months ended December 31, 2000 are not comparable with those for the nine months ended December 31, 1999. The net consideration of Rs. 270.88 mn is in respect of

                                                              Rs. Mn
         Fixed assets                                         106.77
         Current  assets including
                           Inventories                        256.63
                           Sundry debtors                     149.39
                           Other current assets                47.07
         Current liabilities including
                           Sundry creditors                  (148.40)
                           Other current liabilities         (140.58)
         Total                                                270.88
     The consideration of Rs. 270.88 m has been received in the following manner.
         Issue and allotment of shares of
         Wipro e-Peripherals Limited                           54.60
         (54,60,000 shares of Rs. 10 each)
         Issue of 12.5% Non Convertible Debenture             100.00
         (10,00,000 debentures of Rs. 100 each)
         Cash                                                 116.28
         Total                                                270.88

9. Exercise price received from option holders on exercise of stock options, pending allotment of shares is recorded as share application money pending allotment.

10. During the year the Company acquired 10,076,542 shares representing 45% of interest held by KPN Group in Wipro Net Limited for Rs 1,087,216. Contemporaneously the Company restructured the operations of Wipro Net by spinning off the retail ISP segment of Wipro Net into a new entity NetKracker Limited. The Company has Rs 18,967 in equity shares of Netkracker Limited and holds Rs 54,600 of convertible preference shares.

     The Company and ICICI Venture Fund Management Company Limited have entered into an agreement that provides for Rs.300,000 of investment in Net Kracker Limited by ICICI Venture Fund Management Company Limited for 51% equity interest, the Company will retain the balance 49% of equity. This transaction was consummated in January 2001.

11. Company had, in October 1999, an ECB of USD 8,150('000s) equivalent to Rs. 354,364. At that time, the Company entered into an arrangement with a Bank (counter party) for the structured repayment of this loan. As per the agreement, Company made an investment in deep discount bonds of one of the corporate, with highest credit rating. The maturity value of such bonds have been assigned to the counter party which has, in turn, agreed to discharge the Company's ECB liability on the scheduled due dates. Consequent to this, exchange risk of the ECB liability was crystallised in the hands of the company and the premium paid at the time of structured payment is being amortised in the books of account over the balance tenure of ECB loan. The bonds in which the company has invested have varying maturity dates. The amount due on maturity is offset against ECB loan liabilities. At the end of ECB loan tenure, loan liability will match with the amount due on the last maturity of bonds.

12 In fiscal 2000, the Company sold 4,694,795 equity shares in Wipro Net Limited (WNL) resulting in an extraordinary income of Rs. 1,095,449. Of the total shares sold, on 1,791,385 shares, the buyer has a put option and the Company has call option for a specified period, within a price band of Rs. 575 to Rs. 700 per share.

13. In fiscal 2000, the Company carried out a comprehensive review of the financial position of Wipro Finance Limited, the erstwhile subsidiary of the Company. On the basis of its review, the Company infused an additional equity of Rs. 450,000 Convertible Preference shares of Rs.200,000 and Redeemable Preference shares of Rs.300,000, to discharge all its obligations.

     To focus on its core business, the Company divested significant portion of its holding in Wipro Finance Limited, resulting in an extraordinary loss of Rs. 809,839. Following the di-vestment, Wipro Finance Limited ceases to be a subsidiary of the Company. Further, realisability of the remaining investments in Wipro Finance Limited, in the opinion of the management, is estimated to be negligible. The Company provided for diminution in the value of such investments aggregating Rs. 700,505.

14. Company has instituted various Employee Stock Option Plans. In all the compensation committee of the board evaluates the performance and other criteria of employees and approves the grant of options. These options vest with employees over a specified period subject to fulfillment of certain conditions. Upon vesting, employees are eligible to apply and secure allotment of Company's shares at a price determined on the date of grant of options. The particulars of options granted under various plans is tabulated below.


October 1999 - plan                                                Nine months ended December 31, 2000
                                                   ---------------------------------------------------------------------
                                                                                         Weighted          -
                                                                        Range of          average           average
                                                                    exercise prices   exercise price       remaining
                                                   Shares arising    and grant date   and grant date   contractual life
                                                   out of options     fair values       fair values        (months)
                                                   ---------------  ----------------  ---------------  -----------------
Outstanding at the beginning of the period....           2,412,150     1,024 - 2,522            1,091                 36
Granted during the period.....................           2,672,000     1,853 - 2,419            1,860                 35
Forfeited during the period...................            (282,550)            1,086            1,086                 32
Exercise during the  period...................             (72,964)            1,086            1,086                  -
Outstanding at the end of the period..........           4,728,636     1,024 - 2,522            1,543                 31
Exercisable at end of the period..............             139,996     1,024 - 1,086            1,085                  -

October 2000 - plan                                                   Nine months ended December 31, 2000
                                                   --------------------------------------------------------------------
                                                                                        Weighted          Weighted-
                                                                       Range of          average           average
                                                                   exercise prices   exercise price       remaining
                                                  Shares arising    and grant date   and grant date   contractual life
                                                  out of options     fair values       fair values        (months)
                                                  --------------    ---------------  ---------------  -----------------
Outstanding at the beginning of the period....
Granted during the period.....................          3,443,575     2,382 - 2,651            2,396                 40
Forfeited during the period...................           (133,850)            2,382            2,382                 41
Outstanding at the end of the period..........          3,309,725     2,382 - 2,651            2,396                 40
Exercisable at end of the period..............


ADR - plan                                                        Nine months ended December 31, 2000
                                                -------------------------------------------------------------------------
                                                                                        Weighted          Weighted-
                                                                       Range of          average           average
                                                                   exercise prices   exercise price       remaining
                                                  Shares arising    and grant date   and grant date   contractual life
                                                  out of options     fair values       fair values        (months)
                                              -------------------  ----------------  ---------------- -------------------
Outstanding at the beginning of the period....
Granted during the period.....................           268,250           $41.375          $41.375                 40
Forfeited during the period...................            (4,000)          $41.375          $41.375                 41
Outstanding at the end of the period..........           264,250           $41.375          $41.375                 40
Exercisable at end of the period..............

15. Amount capitalised comprise following revenue expenditure of a capital nature incurred during the period.

                                                                                                 Year ended
                                                              Dec 31, 2000      Dec 31, 1999     Mar  31, '2000
     Raw material, finished goods (including
     Manufactured products) and process stock                 70,029            46,031                 130,606
     Pre-operative expenses
     ----------------------
     Power and Fuel                      Rs. 32,577
     Conveyance expense                  Rs.    233
     Professional expense                Rs.    783           33,593
                                                             103,622            46,031                 130,606

16. The company had earlier disputed certain claims for entry tax liability. In light of the recent judicial pronouncements to this matter the Company provided Rs. 23,819 in respect of these claims. These amounts have since been paid.

17   Provision for taxation comprises of following:
(i)      Rs.235,676 ( 2000 : Rs. 169,175, 1999 : 115,210) in respect of foreign taxes.
(ii)     Rs.360,799 ( 2000; Rs 328,825, 1999 : Rs. 55,000 ) in respect of
         Indian Income Tax including Rs Nil ( 2000 :Rs.50,000) in respect of previous years, for Indian Income Tax.
(iii)    Rs. Nil ( 2000 : Rs 3,000, 1999 : Rs Nil ) in respect of Wealth Tax.
(iv) Tax provision is on income earned by divisions excluding dividend income and income of Wipro Technologies. Tax provided at 36% which is Effective Tax Rate (ETR) after considering permanent benefit under section 80.

18. Summary of compensation to directors during the Nine month period ended December 31, 2000

     Salary and allowances                  Rs.  15,803
     Contribution to Provident fund         Rs.     523
     Contribution to Pension                Rs.   7,013
     Commission                             Rs.  42,103
     Total                                  Rs.  65,442

19. On April 24, 2000 the board of directors of the Company declared an interim dividend on equity shares of 15 % for the year ended March 31, 2000. The same was provided for in the financial statements for the year ended March
31, 2000.

20. Corresponding figures for previous periods presented have been regrouped, wherever necessary, to confirm to this period's classification.

  ADDITIONAL INFORMATION PURSUANT TO THE PROVISIONS OF PART II OF SCHEDULE VI TO THE COMPANIES ACT 1956

  i) Licensed / registered / installed capacities

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Registered Capacity                 Installed Capa @
                                                                       -------------------------------------------------------------
                                                                       Dec 31,   Dec 31, March 31,  Dec 31,  Dec 31,  March 31,
                                                                        2000      1999     2000      2000     1999      2000
                                                   Unit
------------------------------------------------------------------------------------------------------------------------------------
       Vanaspati / Hydrogenated oils               T P A *              144,000 144,000   144,000    56,250   56,250    56,250
       Refined Oils                                T P A *               22,813  22,813    22,813    18,250   18,250    18,250
       Oxygen Gas                                  Million cubic          1.625   1.625     1.625     1.625    1.625     1.625
                                                   meters P A
       Laundry Soaps                               Tons Per Month $         175     175       175         -        -         -
       Hydraulic and pneumatic equipment           N P A #               40,000  40,000    40,000    40,000   40,000    40,000
       Tipping gear systems                        N P A #                2,000   2,000     2,000     2,000    2,000     2,000
       Toilet Soaps                                T P A *               42,750  42,750    42,750    28,000   28,000    28,000
       Leather shoe uppers, leather shoes          Pairs / Nos p.a          750     750       750       750      750       750
       and allied articles                         in lakhs
       Fatty acids                                 T P A *               20,000  20,000    20,000    20,000   20,000    20,000
       Glycerine                                   T P A *                2,000   2,000     2,000     1,800    1,800     1,800
       GLS lamps                                   000s                  50,000  50,000    50,000    50,000   50,000    50,000
       TL Shells                                   000s                  12,694       -    12,694    12,694        -    12,694
       Flourescent tubelights                      000s                   8,139   8,139     8,139     8,139    8,139     8,139
       Mini computers / micro processor based      Ex-factory
       systems and data communication systems      turnover in
                                                   million rupees         2,700   2,700     2,700     2,700    2,700     2,700
                                                   per annum
       Serial printers                             Ex-factory
                                                   turnover in
                                                   million rupees
                                                   per annum                400     400       400       400      400       400
       Micro processor based computers and
       peripherals                                 N P A  #               8,500   8,500     8,500    72,500   72,500    72,500
       Computers and communication boards          N P A  #               8,500   8,500     8,500     8,500    8,500     8,500
       Computer software ( domestic )              Rupees in million        100     100       100         -        -         -

@ Installed capacities are as per certificate given by management on which auditors have relied.
* TPA indicates tons per annum                     # NPA indicates nos.            $ on per shift basis
                                                     per annum

ii ) Production and Sales

       -----------------------------------------------------------------------------------------------------------------------------
                                                                   Production #                                     Sales
       -----------------------------------------------------------------------------------------------------------------------------
                                                        Dec 31,   Dec 31,    March 31,    Dec 31, 2000          Dec 31, 1999
                                                        2000      1999         2000
                                            Unit        Quantity  Quantity   Quantity   Quantity   Rs 000  Quantity  Rs  000
                                                          #          #          #
       -----------------------------------------------------------------------------------------------------------------------------
       Software services                                                                       12,354,365          6,994,325
       Mini computers/micro processor based
       Systems and data communication systems     Nos   34,094    1,680      56,866     34,866  3,914,308  38,690  3,476,955
       Serial printers                            Nos   28,422   59,859      92,940     50,134    837,846  93,899  1,552,376
       Toilet soaps                               Tons  17,722   14,778      20,474     18,121  1,513,051  14,834  1,256,566
       Post sales support and related IT                                                          918,503            497,625
       services
       Vanaspati/hydrogenated oils                Tons  12,123   18,753      23,522     11,618    369,650  18,858    670,465
       Lighting products                          000s       &        &           &               647,489            519,514
       Hydraulic and pneumatic equipment          Nos   36,024   30,711      47,561     35,756    443,071  29,455    393,580
       Tipping gear systems                       Nos    1,025    2,207       4,289      1,025     86,248   2,207     84,264
       Shoe uppers and full shoes ( pairs )       000s     350      333         520        355     92,670     335     84,737
       Fatty acids                                Tons  20,021$  17,379$     23,550$       245      8,626  17,168     23,720
       Gylcerine %                                Tons     368%     265%      4,060%       299     22,513     227     11,425
       Reagent kits/ spares of analytical
       instruments                                Nos    4,947    7,617       9,470     30,550    331,248  24,188    154,669
       Spares / components for cylinders /          &                                                                 63,968
       tippers                                                                                    227,900             25,850
       Agency commission                                                          -               180,089            115,423
       Software products                                                                      -----------         ----------
                                                                                               21,947,577         15,925,462
                        TOTAL                                                                 -----------         ----------
                  Less: Excise Duty                                                               620,607            579,971
                        TOTAL                                                                 -----------         ----------
                                                                                               21,326,970         15,345,491
                                                                                              ===========         ==========


                                                                                                      March 31, 2000

                                                                                                  Quantity    Rs 000

                                                                                              ------------------------
       Software services                                                                                     10,142,163
       Mini computers/micro processor based
       Systems and data communication systems                                                       73,067    5,409,904
       Serial printers                                                                             171,615    2,325,725
       Toilet soaps                                                                                 19,818    1,720,958
       Post sales support and related IT                                                                        759,849
       services
       Vanaspati/hydrogenated oils                                                                  23,945      831,439
       Lighting products                                                                                        772,060
       Hydraulic and pneumatic equipment                                                            45,791      600,909
       Tipping gear systems                                                                          4,289      154,018
       Shoe uppers and full shoes ( pairs )                                                            521      136,388
       Fatty acids                                                                                     997       30,297
       Gylcerine %                                                                                     304       18,858
       Reagent kits/ spares of analytical
       instruments                                                                                  34,247      256,117
       Spares / components for cylinders /                                                                       97,224
       tippers                                                                                                  123,547
       Agency commission                                                                                        221,080
       Software products                                                                                     ----------
                                                                                                             23,600,536
                                                                                                             ----------
                        TOTAL                                                                                   864,922
                  Less: Excise Duty                                                                          ----------
                        TOTAL                                                                                22,735,614
                                                                                                             ==========

# includes samples and shortages
$ includes 9,843 tons ( 2000 : 11,271, 1999 8,247 ) used for own consumption % includes 60 tons ( 2000 : 3,724, 1999 : 18 ) used for own consumption
& it is not practicable to give quantitative information in the absence of common expressible unit.

                            ( in rupees thousands )
iii)  Closing Stocks

-------------------------------------------------------------------------------------------------------------------------
                                                      Dec 31, 2000            Dec 31, 1999            Mar 31, 2000
                                                 ------------------------------------------------------------------------
                                         Unit      Quantity     Rs 000s    Quantity   Rs.000s    Quantity      Rs 000s
-------------------------------------------------------------------------------------------------------------------------
Mini computers/micro processor based
systems * and data communication         Nos               56    236,604      1,129     65,548         828       133,892
systems *
Serial Printers *                        Nos                                 12,000    307,711      11,552       132,758
Toilet Soaps                             Tons             883     35,659        571     26,365       1,282        58,908
Vanaspati / hydrogenated oils            Tons             971     22,592        784     23,038         466        13,710
Lighting Products *                                               79,350          -     49,015           -        44,448
Hydraulic and pneumatic equipment        Nos            3,965     70,309      3,183     68,791       3,697        62,002
Shoe Uppers and full shoes (pairs)       000s                         24          4        222           5           396
Fatty acids                              Tons             161      3,032        271      6,183          71         2,058
Glycerine                                Tons              27      1,626        125      5,003          78         3,422
Others                                                             1,751                                          67,308
                                                               ---------             ---------              ------------
                                                                 450,947               551,876                   518,902
Closing Stock of traded goods
Reagent Kits/Spares of
Analytical instruments                   Nos           19,520     58,808     17,218     51,629      19,394        52,286
Others                                                            16,848                 7,100                    10,542
                                                               ---------             ---------              ------------
                                                                 526,603               610,605                   581,730
                                                               =========             =========              ============

* includes traded products; bifurcation between manufactured and traded products not practicable


iv)      Purchases for trading

--------------------------------------------------------------------------------------------------------------------------
                                          Dec 31, 2000              Dec 31, 1999                  March 31, 2000
                                   ---------------------------------------------------------------------------------------
                             Unit   Quantity      Rs 000s     Quantity       Rs 000s        Quantity             Rs 000s
--------------------------------------------------------------------------------------------------------------------------
Computer units/printers      Nos      16,775      2,375,965     70,349       2,091,673        92,520            3,474,196
Lighting Products *                                 345,806                    168,723             -              245,589
Reagent kits/Spares of
analytical instruments       Nos      25,729        202,627     23,808         133,505        34,190              203,372
Spares/Components for
tippers/cylinders*                                   22,222                     27,147                             35,357
Others*                                             103,562                    339,378                            119,631
                                              -------------             --------------                    ---------------
                                                  3,050,182                  2,760,426                          4,078,145
                                              =============             ==============                    ===============

* It is not practicable to give quantitative information in the absence of common expressible unit.

V)       Raw materials consumed

----------------------------------------------------------------------------------------------------------------------
                                                   Dec 31, 2000             Dec 31, 1999           March 31, 2000
                                              ------------------------------------------------------------------------
                                 Unit           Quantity     Rs 000s   Quantity      Rs 000s    Quantity     Rs 000s
----------------------------------------------------------------------------------------------------------------------
Peripherals/ Components for      #
computers                                                   1,576,277               1,538,058               2,822,992
Oils and fats                    Tons             18,691      439,774     28,715      681,457     46,924      850,988
Components for cylinders         #                            228,523                 195,265                 318,902
Tinplates                        Tons                          38,618        394       10,962        513       19,053
Components for lighting          #                            121,729                 149,473          -      226,690
products
Leather                          Sq.ft.(ooos)        399       65,322        186       58,616        585       85,795
Others                           #                            149,859                 183,280                 225,210
                                                          -----------             -----------             -----------
                                                            2,620,102               2,817,111               4,549,630
                                                          ===========             ===========             ===========

# It is not practicable to give quantitative information in the absence of common expressible unit.

vi)   Value of imported and indigenous materials consumed

---------------------------------------------------------------------------------------------------------------------
                                          Dec 31, 2000            Dec 31, 1999                March 31, 2000
                                   ----------------------------------------------------------------------------------
                                         %       Rs 000s       %            Rs 000s     %                   Rs 000s
      ---------------------------------------------------------------------------------------------------------------
      Raw Materials
      Imported                           51      1,343,675     43          1,211,357    43                 1,937,078
      Indigenous                         49      1,276,427     57          1,605,754    57                 2,612,552
                                   ---------------------------------------------------------------------------------
                                        100      2,620,102    100          2,817,111   100                 4,549,630
                                   =================================================================================

      Stores and Spares
         Imported                         5          8,159      5              9,028                          13,647
         Indigenous                      95        147,624     95            171,541    95                   236,082
                                   ---------------------------------------------------------------------------------
                                        100        155,783    100            180,569   100                   249,729
                                   =================================================================================

vii)   Value of imports on CIF basis

       (does not include value of imported items locally purchased )
-------------------------------------------------------------------------------
                                 Dec 31, 2000    Dec 31, 1999    March 31, 2000
-------------------------------------------------------------------------------
Raw materials, components and
peripherals                         1,102,457         771,795         4,142,917
Stores and spares                     153,484       1,008,858           243,324
Capital goods                         149,910           2,526            22,249
Others                                139,914                           151,881
                                -----------------------------------------------
                                    1,545,765       1,783,179         4,560,371
                                ===============================================

viii)    Expenditure in foreign currency
-------------------------------------------------------------------------------
                                Dec 31, 2000    Dec 31, 1999     March 31, 2000
-------------------------------------------------------------------------------
Travelling                         3,254,350       2,696,798          3,287,164
Interest                                               6,941             25,341
Royalty                                                    -            100,198
Professional fees                     17,787             122             28,676
Others                               456,559         129,036            272,461
                                -----------------------------------------------
                                   3,728,696       2,832,897          3,713,821
                                ===============================================

ix)  Earnings in foreign exchange
   -----------------------------------------------------------------------------
                                      Dec 31, 2000  Dec 31, 1999  March 31, 2000
   -----------------------------------------------------------------------------
   Export of goods on F.O.B basis           93,084        84,780         149,224
   Services                             12,296,723     7,107,601      10,185,559
   Interest on deposits / investments
   outside India                            38,356
   Agency commission                        32,253       113,985         169,158
   Others                                      746                         1,780
                                      ------------------------------------------
                                        12,461,162     7,306,366      10,505,740
                                      ==========================================

                                 WIPRO LIMITED
                             CASH FLOWS STATEMENT
                             (in rupees thousands)

                                                                  ------------------------------------------
                                                                   Nine months ended December    Year ended
                                                                              31,                March 31,
                                                                  ------------------------------------------
                                                                       2000          1999           2000
                                                                  ------------------------------------------
   Cash flows from operating activities:
      Net profit before tax and non recurring items                  5,101,174     2,210,976       3,506,677
      Adjustments to reconcile Net profit before tax and non
        recurring items to net cash provided by operating
        activities:
        Depreciation and amortization                                  668,378       462,157         698,543
        Foreign currency translation gains                                                           (59,306)
        Retirement benefits provision                                  219,456                        58,995
        Interest on borrowings                                         (57,928)      139,203         286,682
        Dividend / interest                                                                          (86,944)
        Loss / (Gain) on sale of short-term investments                                                 (681)
        Loss / (Gain) on sale of property, plant and                   (41,034)      (12,597)         (7,725)
        equipment
   Operating cash flow before changes in working capital             5,890,046     2,799,739       4,396,241
        Changes in operating assets and liabilities
           Trade and other  receivable                                (835,832)     (158,305)       (489,512)
           Loans and advances                                         (476,790)
           Inventories ( other than stock-in-trade land )               45,281      (125,297)        211,494
           Trade and other payables                                    390,820       301,904         767,625
                                                                  ------------------------------------------
   Net cash provided by operations                                   5,013,525     2,818,041       4,885,848
   Direct taxes paid                                                  (829,771)      (80,688)       (219,604)
                                                                  ------------------------------------------
   Net cash provided by operating activities                         4,183,754     2,737,353      4,666,244
                                                                  ------------------------------------------
   Cash flows from investing activities:
   Expenditure on property, plant and equipment ( including
   advances )                                                       (2,108,619)     (789,008)     (1,198,136)
   Proceeds from sale of property, plant and equipment                 161,158        24,554          67,935
   Purchase of investments                                          (5,597,324)   (1,723,787)     (1,640,128)
   Inter Corporate deposits placed                                    (491,800)            -        (100,000)
   Proceeds from sales and maturities  of investments                   64,817     1,142,396       1,146,870
   Dividends received                                                    7,353        14,700          14,720
   Interest received                                                   110,081        70,162          72,225
                                                                  ------------------------------------------
   Net cash used in investing activities                            (7,854,334)   (1,260,983)     (1,636,515)
                                                                  ------------------------------------------
   Cash flows from financing activities:
   Capital subsidy received                                                750                             -
   Proceeds from American Depository Offering                        5,802,774
   Proceeds from exercise of Stock Option Plan grants                   79,239
   Share application monies received pending allotment                  12,938
   Proceeds from issue ( redemption ) of preference shares            (250,000)
   Proceeds from issuance / ( repayment  ) of borrowings              (205,320)   (1,219,820)     (2,250,808)
   Interest on borrowings                                              (60,929)     (241,734)       (307,090)
   Payment of cash dividends                                           (87,913)      (69,870)        (94,372)
   Corporate tax on Dividend                                            (9,671)       (6,986)         (9,692)
                                                                  ------------------------------------------
   Net cash provided by/( used in)  financing activities             5,281,868    (1,538,410)     (2,661,962)
                                                                  ------------------------------------------

   Net increase/ (decrease) in cash and cash equivalents during
   the year                                                          1,611,288       (62,040)        367,767
   Cash and cash equivalents at the beginning of the period            747,290       379,523         379,523
                                                                  ------------------------------------------
   Cash and cash equivalents at the end of the period                2,358,578       317,483         747,290
                                                                  ==========================================

Notes:

i) Cash and cash equivalents as at April 1, 1999 include Rs 12,144 of erstwhile Wipro Computers Limited taken over on amalgamation.
ii) In year ended March 31, 2000, purchase of investments include additional investments of Rs 1,291,243 in erstwhile subsidiary Wipro Finance and outflow on acquisition of shares held by Acer Computer International in erstwhile Wipro Computers ltd of Rs 67,500.
iii) In year ended March 31, 2000, proceeds from sale of investments include consideration received on part divestment of equity holding in Wipro Net Limited of Rs 1,142,396.
iv) Figures for previous periods presented, have been regrouped wherever necessary, to confirm to this year's classification.

                                                           For and on behalf of the board of
                                                           directors

                                                           /s/ Azim Hasham Premji  (Chairman and
                                                           managing director)
/s/ Suresh Senapaty
(Corporate Executive Vice President - Finance)             /s/ Hamir K Vissanji  (Director)

/s/ Satish Menon
(Corporate Vice President- Legal & Company  Secretary)     /s/ N Vaghul          (Director)


                                                           Bangalore, January 19, 2001.

                             AUDITOR'S CERTIFICATE

We have examined the above cash flow statement of Wipro Limited for the Nine month period ended December 31, 2000 This statement has been prepared by the company in accordance with the requirement under clause 32 of the listing Agreement with the Stock Exchanges and is based on and in agreement with the corresponding Profit and Loss Account and Balance Sheet of the Company for the Nine month period ended December 31, 2000.


                                                For N M Raiji & Co.,
                                                Chartered Accountants



                                                /s/ J M Gandhi
                                                Partner

Bangalore, January  19, 2001